PROPHET 21, INC.
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                    CHANGE IN CONTROL SEVERANCE PAY AGREEMENT
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     THIS CHANGE IN CONTROL SEVERANCE PAY AGREEMENT (the "Agreement") is made as of the  25  day of July,  2000,  by and  between  Prophet 21,  Inc.,  a Delaware
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corporation  with its  principal  place of business at 19 West  College  Avenue,
Yardley, PA 19067 (the "Company"), and Charles L. Boyle, III, an employee of the Company (the "Employee").

                                    Recitals:
                                    ---------

1. The Company is a Delaware corporation. The Employee is currently employed by the Company as President and Chief Executive Officer.

2. The Company and the Employee desire to provide for the payment, in certain instances, of severance pay to the Employee in the event of the termination of his or her employment following a change of control of the Company, on the terms and conditions set forth in this Agreement:

                                   Agreement:
                                   ----------

     In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

     Section 1.  Operation  of  Agreement.  This  Agreement  shall be  effective
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immediately upon its execution, but the provisions hereof shall not be operative unless and until a "Change in Control" (as such term is defined in Section 2 hereof) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, which
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occurs before the period beginning three months and one day prior to a Change in
Control or which occurs after the period beginning three years and one day after a Change in Control.

     Section 2. Change in Control.  The term "Change in Control" as used in this
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Agreement  shall mean the date on or before  December 31,  2000,  upon which any person (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; provided however, that this shall not be
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applicable to a transaction or series of transactions  in which a person,  group of associated persons acting in concert or corporation acquires such ownership in excess of fifty percent (50%) on or after January 1, 2001.

     Section 3. Severance Pay Upon  Termination  by Company  Without Cause or By
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Employee  for  Good  Reason.  If,  during  the  three-month  period  immediately
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preceding  a Change in  Control  or during  the  three-year  period  immediately following a Change in Control, the Employee's employment with the Company is terminated:

     (a) By the Company for no reason or for any reason other than "Cause" as defined in (i) through (iv) below:

          (i)   death;

          (ii) disability (in the event that the Employee shall be unable to perform his or her duties for a period of ninety (90) consecutive calendar days or for a period of 120 calendar days in any twelve month period by reason of disability as a result of illness, accident or other physical or mental incapacity or disability);

          (iii) Misappropriating any funds or property of the Company, attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company, and/or any other act of fraud or embezzlement; or

          (iv) Conviction of a felony, or a plea of "guilty" or "no contest" to, a felony or a crime involving moral turpitude or commission of the acts constituting such a crime; or

     (b) By the Employee for "Good Reason" as a result of, or within 30 days of, any of the following:

          (i)   Failure to maintain the  Employee in the  position of  President
          and  Chief  Executive  Officer  of  the  Company  or  in  a   position
          commensurate therewith in the event of a merger of the Company;

          (ii) The assignment to the Employee of any duties inconsistent with the Employee's position, authority, duties or responsibilities, or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of notice thereof given by the Employee;

          (iii) The failure to elect the Employee to the Board of Directors of the Company, unless there is a merger of the Company, in which event the failure to elect the Employee to the board shall not be Good Reason; or

          (iv) Reduction by the Company of the Employee's Base Salary as in effect on the Effective Date, or as the same shall be increased from time to time.

then, the Company shall provide the Employee the following Severance Benefits (hereinafter defined):

     (a) an amount equal to three times the base salary (at the highest rate in effect in the twelve months immediately preceding and including the termination date), to be paid in one lump sum payment within 30 days of the occurrence of the Change in Control or in the event such termination occurred during the three-year period following the occurrence of the Change in Control, the Company shall pay the Employee the Severance Amount, within thirty (30) days after the effective date of the Employee's termination;

     (b) continuation of all health care benefits the Employee and/or his dependents were receiving at the time of such termination for 36 months; and

     (c) all of the Employee's outstanding restricted stock will immediately become vested and distributed and all of the Employee's outstanding stock options shall become fully vested and exercisable, subject to the terms of applicable Stock Option Agreements executed by the


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

     Company and the Employee, except that the Employee shall have until the remainder of any term of any stock option grant to exercise any such option.

The Company may withhold from any such severance compensation any federal, state, city, county or other taxes. In addition, notwithstanding any contrary provision of this Agreement, the Company shall not be required to make any payment or property transfer to, or for the Employee's benefit (under this Agreement or otherwise) that would subject Employee to the excise tax described in section 4999 of the Code. If the Severance Benefits under this Agreement, when combined with any other payments that Employee has the right to receive, exceed the "parachute amount" described in Code Section 280G (generally a present value of three times annual compensation), then the Severance Benefits will be reduced. The Severance Benefits will be reduced so that the present value of the total amount received by the Employee is $1.00 less than the parachute amount. All determinations under this Paragraph shall be made by independent auditors retained by the Company on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid the Company.

     Section  4.  No  Severance  Pay  Upon  Any  Other  Termination.   Upon  any
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termination  of the  Employee's  employment  with the Company  other than as set forth in Section 3, the sole obligation hereunder of the Company shall be to pay the Employee's regular compensation up to the effective date of termination. The severance pay provisions hereunder do not, however, impact in any way the rights of the Employee or the obligations of the Company under any employment agreement or any other agreement for the payment of employment compensation between the Employee and the Company, whether such agreement(s) are in existence now or come into existence hereafter; except, however, (i) that if such employment agreement provides for severance pay which would be applicable under circumstances that would also obligate the Company to make similar payments under this Agreement,
                                                                ----  ---------
then this  Agreement  shall not be deemed as additive  but shall be construed so
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that the obligations  hereunder when applied in conjunction  with the employment
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agreement,  do not require  the  Company to make such  payments in excess of the amount or time set forth herein, and (ii) with regard to the acceleration of options the employee may elect to substitute the acceleration provision of this Agreement in place of any provision dealing specifically with acceleration in the employment agreement. If the basis of the severance amount were calculated differently in the employment agreement, then the Employee would receive the greater of the amount(s) due either under the employment agreement or the Severance Benefit under this Agreement.

     Section 5. Entire Obligation.  Payment to the Employee pursuant to Sections
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3 or 4 of this Agreement shall  constitute the entire  obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination.

     Section 6. No Obligation to Continue  Employment.  This  Agreement does not
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create  any  obligation  on the part of the  Company to  continue  to employ the
Employee following a Change in Control or in the absence of a Change in Control.

     Section 7. Term of Agreement.  This Agreement shall terminate and no longer
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be in effect on the earlier of: (i) the termination date of employment agreement between the Company and the Employee, if any; (ii) the date upon which the Employee ceases to be an employee of the Company, unless a Change in Control occurs within three months after such termination date; or (iii) if a Change in Control occurs while the Employee is employed by the Company, until the date three years following the Change in Control.


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

     Section  8.  Severability.  Should any  clause,  portion or section of this
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Agreement be unenforceable or invalid for any reason,  such  unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement.

     Section 9.  Assignment:  Successors  in  Interest.  This  Agreement,  being
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personal to the  Employee,  may not be assigned by the  Employee.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

     Section 10.  Waiver.  Failure to insist upon strict compliance  with any of
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the terms,  covenants  or  conditions  of this  Agreement  shall not be deemed a
waiver  of  such  term,   covenant  or  condition,   nor  shall  any  waiver  or
relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section  11.  Governing  Law.  This  Agreement  shall  be  governed  by and
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construed in accordance with the laws of the State of Pennsylvania applicable in the case of agreements made and to be performed entirely within such State.

     Section 12.  Arbitration.  Any  controversy  or claim  arising out of or in
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connection  with this  Agreement  shall be settled by  arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Pennsylvania and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of Pennsylvania. The arbitration award shall include attorneys' fees and costs to the prevailing party.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.

                                Prophet 21, Inc.

                                By: /s/ John Meggitt
                                   ---------------------------------------------
                                    John Meggitt
                                    Chariman of the Board

                                The Employee

                                /s/ Charles L. Boyle, III
                                ------------------------------------------------
                                Charles L. Boyle, III


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